Exhibit 10-1

Gannett Co., Inc.

2001 Omnibus Incentive Compensation Plan

(Amended and Restated as of May 4, 2010)

Amendment Number 1

Pursuant to Section 16 of the Gannett Co., Inc. 2001 Omnibus Incentive Compensation Plan (Amended and Restated as of May 4, 2010) (the “Plan”), Gannett Co., Inc. hereby amends the Plan, effective as of the date of this amendment, as follows:

1. Article 6 of the Plan is amended by adding the following new sections 6.9 and 6.10 to the end of such Article:

6.9 Restriction on Cash Buyouts of Underwater Options. The Company may not purchase, cancel or buy out an underwater Option in exchange for cash without first obtaining Shareholder approval.

6.10 Service Requirement for Options that Vest Solely Based on Service. For Options granted on or after January 1, 2016, Options granted to Employees that vest solely based on service will be subject to a minimum vesting period requiring at least one year of service; provided that the Committee may adopt shorter vesting periods or provide for accelerated vesting after less than one year: (i) in connection with terminations of employment due to death, disability, retirement or other circumstances that the Committee determines to be appropriate; (ii) in connection with a Change in Control in which the Option is not continued or assumed (e.g., the Option is not equitably converted or substituted for an option of the successor company); (iii) for grants made in connection with an acquisition by the Company or its Subsidiaries or Affiliates in substitution for pre-existing awards; (iv) for new hire inducement awards or off-cycle awards; or (v) to comply with contractual rights in effect on February 24, 2015.

2. Article 7 of the Plan is amended by adding the following new sections 7.8 and 7.9 to the end of such Article:

7.8 Restriction on Cash Buyouts of Underwater SARs. The Company may not purchase, cancel or buy out an underwater SAR in exchange for cash without first obtaining Shareholder approval.

7.9 Service Requirement for SARs that Vest Solely Based on Service. For SARs granted on or after January 1, 2016, SARs granted to Employees that vest solely based on service will be subject to a minimum vesting period requiring at least one year of service; provided that the Committee may adopt shorter vesting periods or provide for accelerated vesting after less than one year: (i) in connection with terminations of employment due to death, disability, retirement or other circumstances that the Committee determines to be appropriate; (ii) in connection with a Change in Control in which the SAR is not continued or assumed (e.g., the SAR is not equitably converted or substituted for a stock appreciation right of the successor company); (iii) for grants made in connection with an acquisition by the Company or its Subsidiaries or Affiliates in substitution for pre-existing awards; (iv) for new hire inducement awards or off-cycle awards; or (v) to comply with contractual rights in effect on February 24, 2015.

3. Article 8 of the Plan is amended by adding the following new section 8.8 to the end of such Article:

8.8 Service Requirement for Restricted Stock that Vests Solely Based on Service. For Restricted Stock granted on or after January 1, 2016, Restricted Stock granted to Employees that vests and is paid solely based on service will be subject to a minimum vesting period requiring at least one year of service; provided that the Committee may adopt shorter vesting periods or provide for accelerated vesting after less than one year: (i) in connection with terminations of employment due to death, disability, retirement or other circumstances that the Committee determines to be appropriate; (ii) in connection with a Change in Control in which the Restricted Stock is not continued or assumed (e.g., the Restricted Stock is not equitably converted or substituted for restricted stock of the successor company); (iii) for grants made in connection with an acquisition by the Company or its Subsidiaries or Affiliates in substitution for pre-existing awards; (iv) for new hire inducement awards or off-cycle awards; or (v) to comply with contractual rights in effect on February 24, 2015.

4. Article 9 of the Plan is amended by adding the following new section 9.7 to the end of such Article:

9.7 Service Requirement for Restricted Stock Units that Vest Solely Based on Service. For Restricted Stock Units granted on or after January 1, 2016, Restricted Stock Units granted to Employees that vest and are paid solely based on service will be subject to a minimum vesting period requiring at least one year of service; provided that the Committee may adopt shorter vesting periods or provide for accelerated vesting after less than one year: (i) in connection with terminations of employment due to death, disability, retirement or other circumstances that the Committee determines to be appropriate; (ii) in connection with a Change in Control in which the Restricted Stock Unit is not continued or assumed (e.g., the Restricted Stock Unit is not equitably converted or substituted for a restricted stock unit of the successor company); (iii) for grants made in connection with an acquisition by the Company or its Subsidiaries or Affiliates in substitution for pre-existing awards; (iv) for new hire inducement awards or off-cycle awards; or (v) to comply with contractual rights in effect on February 24, 2015.

IN WITNESS WHEREOF, Gannett Co., Inc. has caused this Amendment to be executed by its duly authorized officer as of February 24, 2015.

GANNETT CO., INC.

By:	/s/ Kevin E. Lord
Name:	Kevin E. Lord
Title:	Senior Vice President/Human Resources